Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of October 29, 2007 to the Credit Agreement referred to below, between Safeco Corporation (the “Borrower”), each of the Lenders identified under the caption “LENDERS” on the signature pages hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The Borrower, the Lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to a Credit Agreement dated as of March 31, 2005 (as amended, the “Credit Agreement”). The Borrowers and the Lenders wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment No. 1 and not otherwise defined are used herein as defined in the Credit Agreement.

Section 2. Amendments. Effective as provided in Section 5 hereof, the Credit Agreement shall be amended as follows:

2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions (to the extent not already included in said Section 1.01) in the appropriate alphabetical locations and by amending the following definitions (to the extent already included in said Section 1.01) to read in their entirety as follows:

“Shareholders’ Equity” means, as of any date of determination, the sum of consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP, but excluding the effect of any adjustment under Statement of Financial Accounting Standards No. 115; provided, however, that for purposes of calculating Shareholder’s Equity for the Debt to Capitalization Ratio and Section 7.09, no equity value shall be attributed to any Additional Trust Securities unless the Required Lenders determine otherwise.

2.03. Section 7.09 of the Credit Agreement is hereby amended to read in its entirety as follows:

“7.09 Shareholders’ Equity. The Borrower shall not permit Shareholder’s Equity at any time to be less than the sum of (a) an amount equal to 75% of Shareholder’s Equity as reported on the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2007, (b) an amount equal to 50% of the Consolidated Net

Income earned in each full fiscal quarter ending after September 30, 2007 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 25% of the Net Cash Proceeds received by the Borrower and its Subsidiaries after September 30, 2007 from the issuance and sale of Capital Stock of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such Capital Stock.”

Section 3. Waiver. Subject to the satisfaction of the conditions specified in Section 5 hereof, each of the Lenders hereby waives any Default or Event of Default that shall occur and be continuing as a result of (a) the Borrower’s compliance with the requirements of Section 7.09 of the Credit Agreement solely with respect to the four-month period ending October 31, 2007, and (b) any breach of any representation or warranty made or deemed made by Borrower during such period with respect to such compliance.

Section 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and Lenders, after giving effect to the waiver set forth in Section 3 hereof, that (a) the representations and warranties contained in Article V of the Credit Agreement, as amended hereby, or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and as if each reference in said Article V to “this Agreement” (or words of like import) included reference to this Amendment No. 1, and except that the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Credit Agreement and (b) no Default shall exist under the Credit Agreement, as amended hereby.

Section 5. Conditions Precedent to Effectiveness. The amendments set forth in Section 2 hereof and the waiver set forth in Section 3 hereof shall become effective, as of the date hereof, upon receipt by the Administrative Agent of one or more counterparts of this Amendment No. 1 executed by the Borrower and each of the Required Lenders.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

SAFECO CORPORATION

By:	/s/ Neal A. Fuller
Name:	Neal A. Fuller
Title:	SVP & Treasurer

LENDERS

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Melvin D. Jackson
Name:	Melvin D. Jackson
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Kipling Davis
Name:	Kipling Davis
Title:	Sr. Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Kurban H. Merchant
Name:	Kurban H. Merchant
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

THE BANK OF NEW YORK

By:	/s/ Jeffrey R. Dickson
Name:	Jeffrey R. Dickson
Title:	Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Robert P. Fialkowsky
Name:	Robert P. Fialkowsky
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Edward J. Chidiac
Name:	Edward J. Chidiac
Title:	Managing Director

CITIBANK, N.A.

By:	/s/ Cynthia W. Priest
Name:	Cynthia W. Priest
Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:	/s/ S. Schaffer
Name:	S. Schaffer
Title:	Vice President

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

WILLIAM STREET COMMITMENT CORPORATION (recourse only to the assets of William Street Commitment Corp.)

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Assistant Vice President

MELLON BANK, N.A.

By:	/s/ Jeffrey R. Dickson
Name:	Jeffrey R. Dickson
Title:	Senior Vice President